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                                                                   Exhibit 23(a)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 22, 2000 included in Jo-Ann Stores, Inc.'s Annual Report on Form 10-K for the year ended January 29, 2000 and to all references to our Firm included in the registration statement.

/s/ Arthur Andersen

Cleveland, Ohio,
February 9, 2001.